Exhibit 99.2 First Quarter 2019 April 24, 2019

Safe Harbor Statements and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: 2019 non-GAAP outlook, including revenue, operating profit, margin rate, earnings per share and adjusted EBITDA; margin rate targets for the U.S. business; expected impact of currency translation, including in Argentina; 2019 cash flow, net debt and leverage outlook; capex outlook for 2019 - 2020; future benefit plan payments; results related to the Dunbar acquisition and planned investment related to Strategy 2.0. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and market or product exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee, environmental and other liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the First Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com. 2

First-Quarter Highlights (Non-GAAP) • Strong growth in revenue, operating profit and EPS • Operating profit up 19%, up 50% in constant currency • Continued acceleration of profit growth in U.S. and Mexico • U.S margins doubled to 8.1%; driven by core business, Dunbar and synergies • Strategy 1.0 (organic growth) and Strategy 1.5 (acquisitions) expected to drive growth in 2019 and beyond • Strategy 2.0 being developed to drive additional growth with existing accounts and in unvended and underserved retail markets in 2020 and beyond • 2019 guidance affirmed 3 Notes: See detailed reconciliations of non-GAAP to GAAP results included in the First Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com

First-Quarter 2019 Non-GAAP Results Strong Profit Growth Overcomes Currency Headwinds (Non-GAAP, $ Millions, except EPS) Revenue +6% Op Profit +19% Adj. EBITDA +20% EPS +16% Constant currency +17% Constant currency +50% Constant currency +42% Constant currency +59% Organic +6% Organic +32% Acq +12% Acq +18% FX (11%) FX (31%) $156 $1,002 $132 $1.08 $905 $853 $107 10.7% 15.6% $110 Margin Margin $0.79 $740 $85 12.8% 14.6% Margin 9.4% Margin $88 12.9% $0.68 $72 Margin Margin 8.4% $0.58 Margin 11.8% $54 Margin 7.2% Margin 2017 2018 2019 Const. 2017 2018 2019 Const. 2017 2018 2019 Const. 2017 2018 2019 Const. Curr. Curr. Curr. Curr. Notes: See detailed reconciliations of non-GAAP to GAAP results included in the First Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2017 results in the Appendix. 4 Constant currency represents 2019 results at 2018 exchange rates.

U.S. First-Quarter Profit Triples ($ Millions) Revenue +53% Op Profit +205% 1Q Highlights • Dunbar integration on track • Revenue up 53% $297 • Op profit up 205%; growth divided $24 approximately equally between: • U.S. breakthrough initiatives and 8.8% Dunbar synergies $195 Margin8.1% Margin • Dunbar acquisition 8.1% Margin • Margin rate doubled to 8.1%; 2019 exit rate 5.4% margin target of ~10% Margin 5.3% Margin$8 • On track to achieve at least ~$45 million in cost-based synergies by 2021, supporting 4.1% 13% margin target Margin 2018 2019 2018 2019 5 Notes: Amounts may not add due to rounding.

Financial Review

First-Quarter Revenue and Operating Profit vs 2018 (Non-GAAP, $ Millions) Revenue Op Profit % Change 6% 12% 17% (11%) 6% % Change 32% 18% 50% (31%) 19% Constant Constant Currency Currency $100 $1,002 ( $97 ) $48 $905 $853 $13 $107 ( $22 ) $23 $85 10.1% $72 Margin 8.8% 10.7% Margin Margin 9.4% Margin 8.4% Margin 2018 Organic Acq / Disp* 2019 FX 2019 2018 Organic Acq / Disp* 2019 FX 2019 Revenue Revenue Revenue Op Profit Op Profit Op Profit Before FX Before FX Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the First Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2019 results at 2018 exchange rates. 7 * Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses.

Argentina Operating Profit: 2019 versus 2018 (Non-GAAP, $ Millions except USD / ARS) FY Impact 2019 USD / ARS ~39 ~44 ~47 ~49 Op Profit (19) (17) (11) (8) (55) FX Impact (estimated) ~37 ~32 ~23 2018 USD / ARS ~20 USD 1 5 Op Profit 2019 vs 2018 (6) (estimated) (10) (10) 1Q 2Q 3Q 4Q FY Organic Pricing and Volume Growth Expected to Overcome Devaluation Impact Starting in 3Q19 Note: USD / ARS rates represent average exchange rates for each quarter. 8

Free Cash Flow (incl. completed acquisitions) $600 Adjusted EBITDA (Non-GAAP, $ Millions) $45 Working Capital: Targeting ~flat Cash Restructuring: ~$45 million, primarily acquisition-related $512 $65 Cash Taxes: Higher income offset by lower ETR, FTCs and refund timing $36 $425 $80 $91 Cash Interest: Higher Net Debt (driven by acquisitions) offset by lower rates from 2019 credit agreement amendment $86 $64 Cash Capital Expenditures: (detail in appendix) $190 $84 Maintenance: ~4.5% of Revenue Incremental: Strategic initiatives and acquisitions $27 $155 $170 $220 Free Cash Flow before Dividends $166 $58 1 2017 2018 2019 Actual Actual Target 37% 92% ~100% FCF Conversion – Income1 14% 32% ~37% FCF Conversion – Adjusted EBITDA2 2019 Free Cash Flow Target –Almost Quadruples in Two Years Note: Amounts may not add due to rounding. Non-GAAP Free Cash Flow excludes the impact of Venezuela operations. See detailed reconciliations of cash flows in the Appendix. 1. FCF Conversion – Income is defined as Free Cash Flow before Dividends divided by Non-GAAP Income (loss) from continuing operations attributable to Brink’s. 9 2. FCF Conversion – Adjusted EBITDA is defined as Free Cash Flow before Dividends divided by Adjusted EBITDA.

Net Debt and Leverage (Non-GAAP, $ Millions) Net Debt Adjusted EBITDA and Financial Leverage Significant capacity for acquisitions Leverage Ratio2 1.4 ~1.3 2.4 ~2.0 ~2.0 Adjusted ~ $1,300 EBITDA + ~$480 ~$595 ~$645 Synergized $1,214 Acquisitions $612 ~ $600 $512 $512 $425 $425 Dec 2017 Dec 2018 2019 2017 2017 2018 2018 2019 3 Actual Actual Pro-forma1 Actual Pro-forma Actual Pro-forma3 Pro-forma3 1. Forecasted utilization based on business plan through 2019 including closed acquisitions. 2. Net Debt divided by Adjusted EBITDA for Actual, and Net Debt divided by Adjusted EBITDA + Synergized Acquisitions for Pro-forma. 3. Additional pro-forma impact (TTM) based on post-closing synergies through 2020 of closed 10 Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix acquisitions.

Comparison to Route-Based Industrial Services Peers [1]

	Peers	Brink's
Specialized fleet	✓	✓
Focus on route density and optimization	✓	✓
Strong recurring revenue	✓	✓
High customer retention	✓	✓
Ability to leverage physical infrastructure	✓	✓
Accretive/high-synergy M&A	✓	✓
Technology-enhanced logistics	✓	✓
Organic growth	~4%	~6%
Adj. EBITDA margin	~23%	~16%
3-yr Adj. EBITDA CAGR	~5%	~21%
EV/2019E Adj. EBITDA multiple	~14x - 16x	~9x

Industrial Services/Route-Based peers include Cintas Corporation (CTAS), Iron Mountain, Inc. (IRM), Rollins, Inc. (ROL), ServiceMaster Global Holdings, Inc. (SERV), Stericycle, Inc. (SRCL), UniFirst Corporation (UNF) and Waste Management, Inc. (WM). See page 21 of the appendix for additional metrics. See detailed reconciliations of non-GAAP to GAAP results in the appendix.

1. Financial metrics and calculations based on 2016-2019 fiscal year-end non-GAAP actuals and estimates, BCO guidance, FactSet data and broker consensus estimates, publically available information, and internal estimates as of April 18, 2019. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations.

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Strategy and Outlook

Three-Year Strategic Plan - Strategy 1.0 + 1.5

Organic Growth + Acquisitions

2019 Adjusted EBITDA Target $600 Million – 3-yr CAGR ~21%*

Strategy 1.5
Acquisitions

Adj. EBITDA	$120
Op Profit	$105

- Focus on "core-core" & "core-adjacent"
- Capture synergies & improve density
- 10 Acquisitions closed to date
- $1.1B invested in closed and announced acquisitions to date

Strategy 1.0
Core Organic Growth

Adj. EBITDA	$480
Op Profit	$310

- Close the Gap
- Accelerate Profitable Growth
- Introduce Differentiated Services – technology-driven

2017 → 2018 → 2019

Organic Growth + Acquisitions = Increased Value for Shareholders

Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.
* Growth rates calculated based on the mid-point of the range

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Strategy 2.0 – Total Cash Ecosystem

Further Expansion into Cash-Related, High-Value Services

Strategy 2.0 Expand Services & Customer Base

- Expand high-margin, high-value, cost-effective service offerings:
  - Increase share with existing customers via a broader array of high-value services
  - Add new unvended and underserved customers with attractively-priced, high-value services

2019 → 2020 → 2021

Plan to Invest ~$20M (operating expense) in 2019

- Implement customer-facing app and portal
- Enhance and integrate operating systems
- Strengthen product, marketing and sales organizations
- Develop new products and services, go-to-market strategies and conduct customer pilots


BRINKS
What are you looking for? Orders Deposits

~$20M Operational Expenditures to Drive High-Margin Growth in 2020 and Beyond

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2019 Guidance Affirmed (Non-GAAP, $ Millions, 20% Op Profit Growth (+100 bps) Including $20-$30 Million OpEx Investment except EPS) Revenue +9% Op Profit +20% Adj. EBITDA EPS Constant currency +15% Constant currency +37% Constant currency +30% Constant currency +44% Organic +6% Organic +27% +17% +21% Acq/Disp +8% Acq/Disp +10% FX (6%) FX (17%) $590- $405- $4.10 - ~$3,750 $610 $4.30 $425 15.8% - ~15.7% $3,438 16.3% Margin $512 Margin $3,193 $347 11.2%xx%- $3.46 14.9%15.9% 11.7%Margin $2,908 ~11% MarginMargin ~10.9%Margin $3.03 Margin $425 Margin ~16% $281 ~14.5% Margin 10.1% 13.3%13.5% Margin Margin $342 MarginMargin 10.1% 14.9% $2.28 $216 9.9%- 8.8% Margin Margin 10.4% 13.3% Margin 13.3% Margin 11.8%12.7% Margin Margin MarginMargin 7.4% 8.8% Margin8.8% 11.8% Margin 11.8% Margin Margin 7.4% Margin Margin7.4% Margin 2016 2017 2018 2019 2016 2017 2018 2019 2016 2017 2018 2019 2016 2017 2018 2019 Guidance Guidance Guidance Guidance See detailed reconciliations of non-GAAP to GAAP results included in the First Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2016 and 2017 results in the Appendix. 2019 growth rates calculated based on mid-point of range provided vs 2018. Constant currency represents 2019 15 guidance at 2018 exchange rates.

Continued Improvement Expected in 2019 and Beyond (Non-GAAP, $ Millions) Operating Profit & Adj. EBITDA ~16% 14.9% 13.3% 11.8% Adj. EBITDA ~11% Margin 10.1% 8.8% $590 - $610 7.4% Op Profit $512 Margin ~ $185 $425 $165 Adj. $342 $144 EBITDA $126 D&A/Other $405- $425 $347 $281 Op Profit $216 2016 2017 2018 2019 Guidance Notes: See detailed reconciliations of non-GAAP to GAAP results included in the first quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See 16 detailed reconciliations of non-GAAP to GAAP 2016 and 2017 results in the Appendix.

Appendix

First Quarter Adjusted EBITDA & EPS vs 2018 (Non-GAAP, $ Millions, except EPS) Q1 2019 EPS: $0.79 (+16% vs PY) Adj. EBITDA Q1 2018 EPS: $0.68 +20% vs PY $9 $132 $42 $85 ( $24 ) $41 ( $20 ) ( $1 ) $40 Op Profit Net Interest Taxes Non-controlling Income from D&A Interest Exp Other Adjusted Interest Continuing Ops & Taxes EBITDA vs $13 ($10) ($1) $1 $5 $8 $7 $2 $22 2018 Note: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the First Quarter 2019 Earnings Release available in the Quarterly Results section of 18 the Brink’s website www.brinks.com.

Strategic Plan 2017 – 2019 Operating Profit (Non-GAAP, $ Millions) OP 7.4% ~11% Margin $475 -$495 ~ $105 $405 -$425 ~ $105 1.5 ~ $380 $325 Acquisitions 2019 Target March 2017 ~ $310 $216 Investor Day = Organic 1.0 + 2.0 Operating = Closed Acquisitions Investment Profit = Share-based Comp 2016 North South Rest of Corporate 2019 Guidance FX 2.0 + IT 2019 Guidance Actual America America World Constant Currency Investment before 2.0 Investment Notes: See detailed reconciliations of non-GAAP to GAAP results included in the first quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2016 results in the Appendix. Constant Currency represents 2019 Guidance at 2019 Target exchange rates as of Investor Day March 2, 2017. 19 FX is the impact of foreign currency translation for the base business (excluding acquisitions).

2019 Guidance - Operating Profit and Adjusted EBITDA (Non-GAAP, $ Millions) OP % Change vs. 2018 ~33% ~10% ~43% (~17%) (~6%) ~20% $675 - $695 $590 - $610*** Adjusted ~ $190 EBITDA $512 $33 ( $60 ) ~ $185 $115 $165 $485 – ( $20 ) D&A/Other $505 $405 – $425 $347 Operating Profit 10.1% ~11% Margin Margin 2018 Actual Organic* Acq / Disp** 2019 Guidance FX 2.0 + IT 2019 Guidance Constant Investment Currency EPS $3.46 $1.36 $0.43 $5.15 - $5.35 ($0.79) ($0.26) $4.10 – $4.30 Note: Amounts may not add due to rounding. Constant currency represents 2019 guidance at 2018 guidance exchange rates. See detailed reconciliations of non-GAAP to GAAP results included in the first quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. * Organic growth excluding 2.0 + IT Investment **Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses 20 *** Assumes currency rates as of December 31, 2018 for all currencies (except the Argentine peso, for which the company is using an estimated 2019 rate of 45 pesos to the U.S. dollar)

Industrial Services/Route-Based Peer Comparisons[1]

Company	Business Overview: Description	2019E Financial Metrics: OP Margin	2019E Financial Metrics: Adj. EBITDA Margin	2019E Financial Metrics: Capex (% of Rev)	Growth: 3-Year Adj. EBITDA CAGR	Valuation: EV / Adj. EBITDA
The Brink's Company (BCO)	Cash Management	~11%	~16%	~5%[2]	~21%	~9x
Cintas Corporation (CTAS)	Uniform rental and cleaning services	~17%	~22%	~4%	~17%	~18x
Iron Mountain, Inc. (IRM)	Information protection and storage	~19%	~34%	~10%	~11%	~12x
Rollins, Inc. (ROL)	Pest control	~17%	~21%	~1%	~10%	~33x
ServiceMaster Global Holdings, Inc. (SERV)	Pest control	~17%	~22%	~2%	~0%[3]	~19x
Stericycle, Inc. (SRCL)	Medical waste management	~16%	~20%	~5%	~(7%)	~12x
UniFirst Corporation (UNF)	Uniform rental and cleaning services	~10%	~16%	~6%	~2%	~9x
Waste Management, Inc. (WM)	Non-hazardous waste management	~18%	~28%	~11%	~6%	~12x
Peer Average ex. BCO		~16%	~23%	~6%	~5%	~16x[4]
					Average ex. ROL	~14x

1. Financial metrics and calculations based on 2016-2019 fiscal year-end non-GAAP actuals and estimates, BCO guidance, Factset data and broker consensus estimates, publically available information, and internal estimates as of April 18, 2019. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations. See detailed reconciliations of non-GAAP to GAAP results in the appendix.
2. Cash CapEx including CompuSafe®. Excludes financing leases.
3. Adjusted to account for the disposition of American Home Shield in the fourth quarter of 2018.
4. Including Prosegur Cash SA (BME:CASH) and Loomis (OMX:LOOMB), the peer average is reduced from ~16x to ~15x.

21

Compared to Industrial Services/Route-Based Peers[1]...

Growing Faster

Organic Revenue Growth

Brink's | Peer Avg.



~6%
~6%
~4%
2019 Guidance
16-19 Avg
'16-'18E

Total Revenue Growth ~9%

21% CAGR Ahead of Peers & Closing the Gap

Adj. EBITDA Margin



Brink's
Peer Avg.
12%
~16%
24%
~23%
2016 Actual
2019 Guidance
2016 Actual
2019 Estimate

Improving Our Cash Flow

FCF[2] as a % of EBITDA



Brink's
Peer Avg.
17%
~37%
~45%
~39%
~47%
2016 Actual
2019 Guidance
2019 Guidance Normalized 4
2016 Actual
2019 Estimate

EBITDA – CapEx[3] as a % of Revenue



Brink's
Peer Avg.
8%
~11%
~12%
~17%
2016 Actual
2019 Guidance
2019 Guidance Normalized 4
2019 Estimate

Why the Valuation Discount?

Forward 2019 EBITDA Multiple



Valuation Gap
~5x - 7x
~9x
~14x - 16x
Brink's
Peers

Industrial Services/Route-Based peers include Cintas Corporation (CTAS), Iron Mountain, Inc. (IRM), Rollins, Inc. (ROL), ServiceMaster Global Holdings, Inc. (SERV), Stericycle, Inc. (SRCL), UniFirst Corporation (UNF) and Waste Management, Inc. (WM). See page 21 of the appendix for additional metrics. See detailed reconciliations of non-GAAP to GAAP results in the appendix.

1. Financial metrics and calculations based on 2016-2019 fiscal year-end non-GAAP actuals and estimates, BCO guidance, FactSet data and broker consensus estimates, publically available information, and internal estimates as of April 18, 2019. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations.
2. Adjusted Cash Flow from Operations less Cash Capital Expenditures.
3. Adjusted EBITDA less Cash Capital Expenditures..
4. Adjusted to reflect lower pro forma capital and restructuring expenditures.

22

CapEx Expected to Return to ~4.5% of Revenue in 2020 Capital expenditures 2015 – 20201 (Non-GAAP, $ Millions) Higher 2017-19 CapEx reflects investment in strategic initiatives ~$220 High Return Growth $185 $182 CapEx High High Return Return Growth Growth CapEx CapEx ~4.5% of Revenue $124 $106 Facility Equipment / Other IT Armored Vehicles 2015 Actual 2016 Actual 2017 Actual 2018 Actual 2019 Target 2020 Target % Revenue 3.5% 4.2% 5.8% 5.3% ~6% 2 ~4.5% 2 D&A1 $118 $112 $119 $126 Reinvestment Ratio 0.9 1.1 1.6 1.4 1. Excludes CompuSafe® Service 2. Excludes potential acquisitions (through year-end 2019). 23 See detailed reconciliations of non-GAAP to GAAP in the Appendix.

Credit Facility and Debt Structure Debt Balance 2019 Credit Facility Amendment ~$2.5 B • Term Loan A increased from $469 million to $800 million ~$2.2 B Available Committed Available Capacity of • Secured revolving credit facility Committed ~$0.8B consistent at $1.0 billion Capacity of ~$0.7B • Interest floats based on LIBOR $147 plus a margin that is a minimum Revolver $340 of 25 bps lower than previous 1 $592 financing • Interest rate swap locking Senior Notes 1 $400 million at fixed rate $592 • Interest rate: ~4.25% 1 Term Loan A $797 1 $467 • Matures February 2024; Term Loan A amortizes at 5% per year Financing Leases & Other $145 $143 12/31/2018 3/31/2019 • Closing fees of $4 million Additional ~$164 Million of Capacity to Execute Strategy with Improved Terms 24 1. Net of unamortized issuance costs of $8.0 million on Senior Notes and $1.8 million on Term Loan A as of 12/31/18 and $7.8 million on Senior Notes and $3.5 million on Term Loan A as of 3/31/19.

Financing Capacity to Execute the Strategy Credit Facility & Senior Notes Five-Year Credit Facility Ten-Year Senior Notes Revolver Term Loan A • $1.0 billion secured • $800 million secured • $600 million revolving credit Term Loan A unsecured notes facility • Interest floats based • 4.625% interest rate • Interest floats on LIBOR plus a based on LIBOR margin • Matures October plus a margin 2027 • Current interest rate • Current interest ~4.25% rate ~4.25% • Amortizes at 5% per • Matures February year with final 2024 maturity of February 2024 25

Strong and Sustainable Credit Statistics ($ Millions) $1,000 Revolver Senior Notes $600 $610 Term Loan A $30 $40 $40 $40 $40 2019 2020 2021 2022 2023 2024 2025 2026 2027 Maturity Schedule for Credit Facility and Senior Notes 26

Legacy Liabilities – Underfunding at 12/31/2018 ($ Millions) Frozen Primary U.S. Pension UMWA Primary U.S. Pension UMWA 2015 2016 2017 2018 2015 2016 2017 2018 ($206) ($227) ($102) ($108) ($107) ($114) ($294) ($297) 27

Estimated Cash Payments to Frozen U.S. Pension Plan ($ Millions) Payments to Primary U.S. Pension Payments to UMWA $504 $17 $28 $24 $19 $32 $32 $6 $1 2019 2020 2021 2022 2023 2024 2025 2026 2018 2025 2026 2027 After 2027 • Prepaid pension payments in 2014 with an $87 million contribution − Accelerated de-risking of invested asset allocation − Reduced PBGC premiums − No cash payments expected for Primary U.S. Pension based on actuarial assumptions until 2022 − Remeasurement occurs every year-end with 10K filing • No cash payments to UMWA expected until 2025 based on actuarial assumptions at 12/31/2018 28

2016 - 2017 Non-GAAP Results Reconciled to GAAP (1 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2016 Full Year	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2017 Full Year
Revenues:										
GAAP	$ 721.8	739.5	755.8	803.5	3,020.6	$ 788.4	805.9	849.5	903.2	3,347.0
Venezuela operations[a]	(32.1)	(21.5)	(20.4)	(35.4)	(109.4)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)
Acquisitions and dispositions[a]	(0.8)	(1.5)	(0.5)	-	(2.8)	-	-	-	-	-
Non-GAAP	$ 688.9	716.5	734.9	768.1	2,908.4	$ 740.3	759.6	828.7	864.3	3,192.9
Operating profit (loss):										
GAAP	$ 23.5	32.2	59.7	69.1	184.5	$ 70.9	48.3	66.4	88.3	273.9
Venezuela operations[a]	(2.7)	(1.6)	(2.2)	(12.0)	(18.5)	(21.1)	4.5	(2.5)	(1.3)	(20.4)
Reorganization and Restructuring[a]	6.0	2.1	2.3	19.9	30.3	4.1	5.6	6.4	6.5	22.6
Acquisitions and dispositions[a]	6.8	7.4	3.2	2.1	19.5	(0.4)	2.4	6.1	(2.8)	5.3
Non-GAAP	$ 33.6	40.1	63.0	79.1	215.8	$ 53.5	60.8	76.4	90.7	281.4
Interest expense:										
GAAP	$ (4.9)	(4.9)	(5.1)	(5.5)	(20.4)	$ (4.8)	(6.0)	(7.7)	(13.7)	(32.2)
Venezuela operations[a]	0.1	-	-	-	0.1	-	-	-	0.1	0.1
Acquisitions and dispositions[a]	-	-	-	-	-	-	-	0.8	0.3	1.1
Non-GAAP	$ (4.8)	(4.9)	(5.1)	(5.5)	(20.3)	$ (4.8)	(6.0)	(6.9)	(13.3)	(31.0)
Taxes:										
GAAP	$ 9.4	14.5	19.5	35.1	78.5	$ 14.4	17.3	16.4	109.6	157.7
Retirement plans[c]	2.6	2.9	2.9	2.9	11.3	2.7	3.1	3.2	3.6	12.6
Venezuela operations[a]	(2.5)	(4.7)	(2.4)	(4.5)	(14.1)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)
Reorganization and Restructuring[a]	1.9	0.6	0.7	4.2	7.4	1.4	1.9	2.2	2.1	7.6
Acquisitions and dispositions[a]	0.3	0.9	0.2	0.4	1.8	0.2	0.3	2.5	1.5	4.5
Deferred tax valuation allowance[b]	-	-	-	(14.7)	(14.7)	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	2.4	(2.2)	0.2
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	1.4	(0.9)	0.5
Tax reform[f]	-	-	-	-	-	-	-	-	(86.0)	(86.0)
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	0.4	0.4
Income tax rate adjustment[h]	(1.7)	(1.5)	0.1	3.1	-	2.5	(0.3)	(1.5)	(0.7)	-
Non-GAAP	$ 10.0	12.7	21.0	26.5	70.2	$ 16.3	18.5	23.5	26.5	84.8

Amounts may not add due to rounding.
See slide 31 for footnote explanations.

29

2016-2017 Non-GAAP Results Reconciled to GAAP (2 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2016 Full Year	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2017 Full Year
Income (loss) from continuing operations attributable to Brink's:										
GAAP	$ (3.1)	0.3	24.5	14.5	36.2	$ 34.7	14.3	19.9	(52.0)	16.9
Retirement plans[c]	4.7	5.2	5.0	5.3	20.2	4.6	5.5	5.8	6.4	22.3
Venezuela operations[a]	1.7	5.0	0.4	(4.5)	2.6	(8.4)	8.3	0.9	-	0.8
Reorganization and Restructuring[a]	4.1	1.5	1.7	16.4	23.7	2.4	3.6	4.0	4.2	14.2
Acquisitions and dispositions[a]	6.5	6.5	2.9	2.3	18.2	(0.6)	2.1	4.4	2.3	8.2
Deferred tax valuation allowance[b]	-	-	-	14.7	14.7	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	4.1	4.0	8.1
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	2.7	(1.6)	1.1
Tax reform[f]	-	-	-	-	-	-	-	-	86.0	86.0
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	(0.4)	(0.4)
Income tax rate adjustment[h]	2.1	1.8	(0.2)	(3.7)	-	(2.7)	0.3	1.7	0.7	-
Non-GAAP	$ 16.0	20.3	34.3	45.0	115.6	$ 30.0	34.1	43.5	49.6	157.2
EPS:										
GAAP	$ (0.06)	0.01	0.48	0.28	0.72	$ 0.67	0.28	0.38	(1.02)	0.33
Retirement plans[c]	0.09	0.10	0.10	0.10	0.39	0.09	0.11	0.11	0.12	0.43
Venezuela operations[a]	0.04	0.09	0.01	(0.09)	0.05	(0.16)	0.15	0.02	-	0.02
Reorganization and Restructuring[a]	0.08	0.03	0.04	0.33	0.47	0.04	0.07	0.08	0.08	0.27
Acquisitions and dispositions[a]	0.13	0.13	0.06	0.04	0.37	(0.01)	0.04	0.09	0.05	0.16
Deferred tax valuation allowance[b]	-	-	-	0.29	0.29	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	0.08	0.08	0.16
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	0.05	(0.03)	0.02
Tax reform[f]	-	-	-	-	-	-	-	-	1.65	1.66
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	(0.01)	(0.01)
Income tax rate adjustment[h]	0.04	0.04	(0.01)	(0.07)	-	(0.05)	0.01	0.03	0.01	-
Share adjustment[i]	-	-	-	-		-	-	-	0.02	-
Non-GAAP	$ 0.32	0.40	0.68	0.88	2.28	$ 0.58	0.66	0.84	0.95	3.03
Depreciation and Amortization:										
GAAP	$ 32.2	32.9	32.4	34.1	131.6	$ 33.9	34.6	37.9	40.2	146.6
Venezuela operations[a]	(0.1)	(0.2)	(0.1)	(0.3)	(0.7)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)
Reorganization and Restructuring[a]	-	-	-	(0.8)	(0.8)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)
Acquisitions and dispositions[a]	(0.9)	(0.9)	(0.9)	(0.9)	(3.6)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)
Non-GAAP	$ 31.2	31.8	31.4	32.1	126.5	$ 32.0	32.5	34.3	35.5	134.3

Amounts may not add due to rounding.
See slide 31 for footnote explanations.

30

2016-2017 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016					2017				
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA[j]:										
Net income (loss) attributable to Brink's - GAAP	$ (3.1)	0.3	24.5	12.8	34.5	$ 34.7	14.2	19.9	(52.1)	16.7
Interest expense - GAAP	4.9	4.9	5.1	5.5	20.4	4.8	6.0	7.7	13.7	32.2
Income tax provision - GAAP	9.4	14.5	19.5	35.1	78.5	14.4	17.3	16.4	109.6	157.7
Depreciation and amortization - GAAP	32.2	32.9	32.4	34.1	131.6	33.9	34.6	37.9	40.2	146.6
EBITDA	$ 43.4	52.6	81.5	87.5	265.0	$ 87.8	72.1	81.9	111.4	353.2
Discontinued operations - GAAP	-	-	-	1.7	1.7	-	0.1	-	0.1	0.2
Retirement plans[c]	7.3	8.1	7.9	8.2	31.5	7.3	8.6	9.0	10.0	34.9
Venezuela operations[a]	(1.0)	0.1	(2.1)	(9.3)	(12.3)	(13.7)	4.1	(2.6)	(1.5)	(13.7)
Reorganization and Restructuring[a]	6.0	2.1	2.4	19.8	30.3	2.9	4.9	5.7	6.1	19.6
Acquisitions and dispositions[a]	5.9	6.5	2.2	1.8	16.4	(1.0)	1.3	3.4	(0.5)	3.2
Prepayment penalties[d]	-	-	-	-	-	-	-	6.5	1.8	8.3
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	4.1	(2.5)	1.6
Income tax rate adjustment[h]	0.4	0.3	(0.1)	(0.6)	-	(0.2)	-	0.2	-	-
Share-based compensation[i]	2.8	2.1	1.8	2.8	9.5	4.5	4.0	4.0	5.2	17.7
Adjusted EBITDA	$ 64.8	71.8	93.6	111.9	342.1	$ 87.6	95.1	112.2	130.1	425.0

The outlook for 2019 Non-GAAP Adjusted EBITDA, 2019 Non-GAAP operating profit, 2019 non-GAAP EPS, and 2019 and 2020 target free cash flows cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results and cash flows. The Non-GAAP outlook for 2019 and 2020 capital expenditures excludes forecasted CompuSafe additions for those years. The non-GAAP outlook for year-end 2019 Net Debt does not include any forecasted changes to the 2018 balance of restricted cash borrowings or certain cash amounts held by Cash Management Services operations.

(a) See "Other Items Not Allocated To Segments" on slide 32 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.
(b) There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and the timing of tax deductions related to executive leadership transition.
(c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
(d) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.
(e) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.
(f) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.
(g) The non-GAAP tax rate excludes the 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.
(h) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 34.2% for 2017 and 36.8% for 2016.
(i) There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(j) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

Amounts may not add due to rounding

31

Non-GAAP Reconciliation - Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited)) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assessed segment performance and made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016 and additional charges of $17.3 million in 2017. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and additional charges of $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, primarily severance costs. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2017 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. - Fourth quarter 2017 gain of $7.8 million related to the sale of real estate in Mexico. - Severance costs of $4.0 million related to our 2017 acquisitions in Argentina and Brazil. - Transaction costs of $2.6 million related to acquisitions of new businesses in 2017. - Currency transaction gains of $1.8 million related to acquisition activity. 2016 Acquisitions and Dispositions - Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. - Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. - Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. 32

Non-GAAP Reconciliation - Other The Brink’s Company and subsidiaries Non-GAAP Reconciliations — Other Amounts (Unaudited) (In millions) Amounts Used to Calculate Reinvestment Ratio Property and Equipment Acquired During the Period Full-Year Full Year Full Year Full Year 2015 2016 2017 2018 Capital expenditures — GAAP 101.1 112.2 174.5 155.1 Financing leases — GAAP 18.9 29.4 51.7 51.9 Total Property and equipment acquired 120.0 141.6 226.2 207.0 Venezuela property and equipment acquired (4.3) (5.0) (4.2) - CompuSafe (10.2) (13.1) (37.5) (25.1) Total property and equipment acquired excluding Venezuela & CompuSafe 105.5 123.5 184.5 181.9 Depreciation Depreciation and amortization — GAAP 139.9 131.6 146.6 162.3 Amortization of intangible assets (4.2) (3.6) (8.4) (17.7) Venezuela depreciation (3.9) (0.7) (1.7) (1.1) Reorganization and Restructuring - (0.8) (2.2) (1.9) CompuSafe (14.2) (14.9) (15.6) (15.9) Depreciation and amortization — Non-GAAP (excluding CompuSafe) 117.6 111.6 118.7 125.7 Reinvestment Ratio 0.9 1.1 1.6 1.4 33

Non-GAAP Reconciliation – Cash Flows The Brink’s Company and subsidiaries (In millions) Full Year Full Year 2017 2018 Cash flows from operating activities Operating activities - GAAP $ 296.4 $ 364.1 Venezuela operations (17.3) (0.4) (Increase) decrease in restricted cash held for customers (44.3) (44.4) (Increase) decrease in certain customer obligations(a) (6.1) 1.7 Operating activities - non-GAAP $ 228.7 $ 321.0 Capital expenditures – GAAP (174.5) (155.1) Venezuela property and equipment acquired 4.2 - Free cash flow before dividends $ 58.4 $ 165.9 (a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources. Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding cash flows from Venezuela operations, the impact of cash received and processed in certain of our Cash Management Services operations and capital expenditures, adjusted for Venezuela property and equipment acquired. We believe this measure is helpful in assessing cash flows from operations, enables period-to- period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows. 34

Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations - Net Debt (Unaudited) (In millions) December 31, December 31, (In millions) 2017 2018 Debt: Short-term borrowings $ 45.2 $ 28.9 Long-term debt 1,191.5 1,525.1 Total Debt 1,236.7 1,554.0 Restricted cash borrowings(a) (27.0) (10.5) Total Debt without restricted cash borrowings 1,209.7 1,543.5 Less: Cash and cash equivalents 614.3 343.4 Amounts held by Cash Management Services operations(b) (16.1) (14.1) Cash and cash equivalents available for general corporate purposes 598.2 329.3 Net Debt $ 611.5 $ 1,214.2 a) Restricted cash borrowings are related to cash borrowed under lending arrangements used in the process of managing customer cash supply chains, which is currently classified as restricted cash and not available for general corporate purposes. b) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2017 and December 31, 2018. 35